Exhibit 10(a)

June 25, 2001

AMENDED AND RESTATED

MANAGEMENT AND OPERATING AGREEMENT

(Effective as of January 1, 2001)

This Amended and Restated Management and Operating Agreement (this “Agreement”) is amended and restated effective as of January 1, 2001 (the “Effective Date”), by, among and between, on the one hand, Alfa Mutual Insurance Company (“AMI”), and, on the other hand, Alfa Mutual Fire Insurance Company, Alfa Mutual General Insurance Company, Alfa Life Insurance Corporation, Alfa Insurance Corporation, Alfa General Insurance Corporation, Alfa Specialty Insurance Corporation, Alfa Financial Corporation, Alfa Corporation, Alfa Builders, Inc., Alfa Realty, Inc., Southern Boulevard Corporation, Alfa Agency Alabama, Inc., Alfa Agency Georgia, Inc., Alfa Agency Mississippi, Inc., Alfa Benefits Corporation, Alfa Investment Corporation, ESB Investors Ltd. Partnership I, and ESB Investors Ltd. Partnership II (each a “Company” and, collectively, the “Companies”).

W I T N E S S E T H:

WHEREAS, that certain Management and Operating Agreement (the “Initial Agreement”) was heretofore entered into prior to January 1, 1960, between certain of the parties to this Agreement (AMI and the Companies shall be referred to herein, collectively, as the “Parties” or each, individually, a “Party”) and their affiliates, and the Initial Agreement has been amended and restated from time to time, the last restatement being effective January 1, 1990 and the last amendment being effective January 1, 2000, by, among and between certain of the Parties; and

WHEREAS, the Parties desire to amend and restate the Initial Agreement, as amended, in its entirety in order to clarify and make more certain their relationship to one another.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Appointment. Each Company hereby appoints and engages AMI, and AMI hereby accepts such appointments and engagements, to conduct, operate and manage the business operations of each Company with full power and authority to manage the business of each Company as authorized by their respective charters or boards of directors, or both, in all respects, in a proper and prudent fashion for the term hereinafter set forth, subject to the terms and conditions of this Agreement.

2. Authority of AMI. Subject to the conditions and limitations set forth herein, and consistent with applicable law, AMI, acting by and through its employees shall: (i) have the authority to conduct, supervise and manage the day-to-day operations of the Companies; and (ii) in the absence of written directions from a Company’s Board of Directors, its officers or senior management, exercise reasonable judgment and efforts in connection with the performance of its functions hereunder. The business of each Company shall be conducted in the name and for the benefit of each respective Company, and the grant of authority hereunder shall be construed broadly. The records, accounts and business of each Company shall be maintained separately.

Without limiting the foregoing, AMI shall have full authority with respect to: appointment of agents and subagents (“Producers”); collection and payment of commissions; underwriting; distribution, endorsement, renewal and cancellation of policies; regulatory compliance; establishment, filing, modification and enforcement of premium and service rates; premium payment and collection; marketing; design, purchase, installation and maintenance of management information systems; information technology; intellectual property; purchase, sale, lease and maintenance of real and personal property; investments; hiring, termination and compensation of employees; preparation and analysis of financial statements, records and reports; retention of attorneys, auditors, accountants, actuaries and consultants; provision of legal services; establishment, modification and implementation of standards; calculation, payment and filing of forms for federal, state, local income, import and excise taxes; budgeting; collection and payment of accounts and indebtedness; establishment and maintenance of accounts; legal action, including but not limited to establishing and maintaining confidentiality and privilege; equipment and supplies; insurance; negotiation, assumption, placement and administration of reinsurance; claims processing and administration; loss payment; and reserving.

3. Transactions with Affiliates. Consistent with applicable law, AMI may enter into agreements on behalf of a Company with any other affiliate of AMI (whether or not such affiliate is a Company) under which: (a) the terms are fair and reasonable; (b) any charges or fees for services performed are fair and reasonable; (c) expenses incurred and payments received are allocated to the Company in conformity with customary insurance accounting practices consistently applied; and (d) the books, accounts, and records of each Party to such agreement sufficiently disclose the nature and details of such agreement.

4. Employees.

A. Employees of AMI. AMI shall (i) employ, in its own name, all personnel necessary to perform under this Agreement; (ii) be solely responsible for the employment, supervision, payment and discharge of all such personnel; (iii) have the exclusive right to appoint, hire, supervise, suspend, lay-off, promote, assign, discipline and discharge such employees; and, (iv) have the sole obligation to pay and compensate such personnel; provided, however, that Producers shall be appointed in the name of and shall act for and on behalf of each of the Companies for which they are designated to act or pursuant to any applicable Producer agreement. In accordance with the foregoing, (a) AMI will be solely responsible for making all deductions and withholdings from such employees’ salaries and other compensation, and for the payment of all contributions, taxes and assessments and will comply with all other requirements of federal, state and local laws, rules and regulations regarding conditions of employment including, but not limited to, federal or state laws or regulations regarding minimum compensation, unemployment compensation, Social Security, OSHA requirements, overtime, hours of work and equal opportunities for employment; and, (b) may, in its sole discretion, offer additional benefits to such employees, from time to time, which additional benefits may be excluded, in AMI’s sole discretion, from the expense calculation set forth in the applicable Schedule or Schedules with respect to any Company.

Notwithstanding the above, all personnel employed by AMI shall be available from time to time to perform services for Alfa Corporation or its subsidiaries (collectively, “AC”) Alfa Corporation shall have the right to specify to AMI which employees it wishes to utilize and AMI shall make such employees reasonably available to AC. When any employees of AMI are performing services for AC, Alfa Corporation shall have the right to control and direct the activities of those employees and to reject or terminate the services of any employee insofar as the employee performs services for AC, notwithstanding that such employee is otherwise employed by AMI. Nothing in this paragraph shall preclude AMI’s right to hire, supervise, suspend, lay-off, promote, assign, discipline, discharge or otherwise control such employees while such employees are performing services for AMI. Alfa Corporation shall also have the right to determine the value of the services performed by those AMI employees performing services for AC, including the value of services for purposes of Section 5 of this Agreement. Alfa Corporation may issue stock options to such employees and determine the number of shares subject to options, the exercise price of such options, and such other terms of the options as Alfa Corporation, in its sole judgment, may decide, based upon such factors, including the value to AC of the services performed by such employees. Any employee utilized by AC may participate in any other Alfa Corporation employee benefit plan on the same basis as other comparable employees of AC, as determined by Alfa Corporation.

B. Employees of Company. Each Company may employ personnel in its own name, upon the written consent of AMI, which shall not unreasonably be withheld, in those jurisdictions where AMI has not obtained all required licenses and permits, and, in such case, the Company shall (i) be solely responsible for the employment, appointment, supervision, compensation and discharge of all such personnel; (ii) have the exclusive right to appoint, hire, supervise, suspend, lay-off, promote, assign, discipline and discharge such personnel; and, (iii) have the sole obligation to pay and compensate them. In such situations, each Company will be solely responsible for making all deductions and withholdings from such employees’ salaries and other compensation, and for the payment of all contributions, taxes and assessments and will comply with all other requirements of federal, state and local laws, rules and regulations regarding conditions of employment including, but not limited to, federal or state laws or regulations regarding minimum compensation, unemployment compensation, Social Security, OSHA requirements, overtime, hours of work and equal opportunities for employment.

C. Noninterference. No Party hereto shall have any right to interfere with the employer-employee relationship of the employees of any other Party hereto.

D. Nonsolicitation of AMI Employees. While this Agreement is in effect and for two (2) years after termination of this Agreement, no Company shall solicit, attempt to solicit or hire for employment or engage any person who is or, within the immediately previous two (2) year period, was an officer or employee of AMI, without the prior written consent of AMI, which may be withheld in its sole discretion for any reason whatsoever.

5. Management Fee. The Parties acknowledge that AMI is engaged in business and undertakings similar to those of the Companies, certain of AMI’s employees will be engaged in activities for AMI in addition to activities for the Companies, and there shall be no duty of any of AMI’s employees to devote full time in the service of any Company. Each Company, as applicable, shall pay to AMI the percentages of expense incurred by AMI, allocated to such Company and set forth in the schedules attached hereto (the “Schedules”) based on AMI’s aggregate payroll and expense ledgers, plus the additional special charges set forth in such Schedules. The Parties recognize that the Schedules are determined by periodic time and usage and related special expense allocation studies conducted by AMI, that said schedules may be determined from time to time and that the Schedules shall be amended accordingly and, when appropriate in AMI’s discretion, retroactively. In the event some of the Schedules are amended and others are not, it shall be conclusively construed that those not amended shall remain in effect until amended or deleted by a written amendment of AMI and the Companies to which the Schedule applies. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that printing, supplies and other goods or services used solely by or for the benefit of one Party shall be purchased and paid for directly by that Party and will not be included in the schedules attached. All books of account, documents and records relating to such payrolls and expenses shall at all times be open to inspection by the Company to which the records are applicable.

6. Indemnification.

A. By the Companies. Each Company shall indemnify, defend and hold harmless AMI from and against any and all liability, claims, costs, losses, damages and expenses, regardless whether contingent, absolute, unliquidated or liquidated, immature or mature, including, without limitation, reasonable accountants’, actuaries’, expert witness’ or witnesses’ (regardless whether consulting or testifying) and attorneys’ fees (“Damages”), which AMI may suffer or incur on account of: (i) the operation and management of the Company by the Company, or by any party other than AMI, at any time before the Effective Date; (ii) the failure of the Company to perform or the negligent performance of any covenant, obligation, agreement or duty made or arising hereunder; (iii) the breach of any warranty or representation made by the Company; or, (iv) except as set forth in Section 6(B) below, AMI’s management and operation of the Company.

B. By AMI. AMI shall protect, indemnify, defend and hold harmless a Company from and against any and all Damages which the Company may suffer or incur on account of the gross negligence of AMI or its employees with respect to the provision of, or failure to provide, services to the Company pursuant to this Agreement. Upon payment of any such loss, AMI shall be subrogated to all of the rights of recovery therefor of the Company sustaining such loss and such Company shall do whatever is necessary to secure such rights, including the execution and delivery of any instruments and papers to perfect or secure the same, and shall do nothing to prejudice such rights.

7. Arbitration. If any controversy or dispute shall arise between the Parties hereto in connection with, arising from or relating to this Agreement, any provision hereof, or any provision of any instrument, document, agreement, certification or other writing delivered pursuant hereto, or with respect to the validity of this Agreement or any such document, agreement, certification or other writing, and if such controversy or dispute shall not be resolved within thirty (30) days after the same shall arise, then such dispute or controversy shall be submitted for arbitration to the Birmingham, Alabama office of the American Arbitration Association in accordance with its commercial arbitration rules then in effect. Any such dispute or controversy shall be determined under the substantive law of the State of Alabama (notwithstanding its conflicts of laws principles) by one (1) arbitrator. Such arbitrator may award any relief which such arbitrator shall deem proper in the circumstances, without regard to the relief which would otherwise be available to either Party hereto in a court of law or equity, including, without limitation, an award of money damages (including interest on unpaid amounts, calculated from the due date of any such amount, at a rate per annum determined by said arbitrator), specific performance and injunctive relief. The award and findings of such arbitrator shall be conclusive and binding upon the Parties thereto, and judgment upon such award may be entered in any court of competent jurisdiction. Any Party against whom an arbitrator’s award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against such Party, whether within or outside of the United States of America, with respect to any judgment entered upon the award, and such Party hereby consents to the entry of a judgment against such Party, in the full amount thereof, or other relief granted therein, in any jurisdiction in which such enforcement is sought. The Party against whom the arbitrator’s award is issued shall pay the fees of the arbitrator and the Parties hereto hereby consent to the jurisdiction of any applicable state or federal court of general jurisdiction located in the County of Montgomery, State of Alabama and each Party hereby irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of such court.

8. Confidentiality.

A. Each Party agrees at all times during the term of this Agreement and thereafter to keep strictly confidential all Confidential Information (as hereinafter defined) belonging to the other Party. “Confidential Information” shall mean any information, underwriting rules, technical data or know-how including, but not limited to, that which comprises or relates to the other Party’s confidential and proprietary trade secrets, specifications, designs, plans, drawings, data, prototypes, patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, service marks, service mark registrations, applications for service mark registrations, trade names, labels, slogans, claims of copyright, copyright registrations, applications for copyright registrations, copyrights, drawings, designs, proprietary know-how or information, or other rights with respect thereto, market research, marketing techniques and plans, business plans and strategies, customer data, price lists, pricing policies and financial information or other business and/or technical information and materials, in oral, demonstrative, written, electronic, graphic or machine-readable form and any analyses, compilations, studies or documents containing Confidential Information.

B. Each Party shall at all times protect and safeguard the Confidential Information of the other and agrees not to, in whole or in part, sell, lease, license, assign, transfer, or disclose the Confidential Information to any third party and shall not copy, reproduce or distribute the Confidential Information except as expressly permitted in this Agreement. Each Party shall take every reasonable precaution to prevent the theft, disclosure, and the unauthorized copying, reproduction or distribution of the Confidential

Information. The Parties agree, however, that either Party may disclose certain Confidential Information on a confidential basis to its employees, agents, affiliates or consultants in connection with any work being performed on behalf of the other Party in order to carry out its obligations hereunder.

C. Each Party acknowledges that the other Party shall have the right to take all reasonable steps to protect its Confidential Information, including but not limited to, injunctive relief and any other remedies as may be available at law or in equity in the event the other Party does not fulfill its obligations under this Section.

D. Without granting any right or license, the obligations of the Parties hereunder shall not apply to any material or information that: (i) is or becomes a part of the public domain through no act or omission by the receiving Party; (ii) is independently developed by the receiving Party using individuals who have had no contact with the disclosing Party’s Confidential Information; or (iii) was in the receiving Party’s possession prior to receipt from the disclosing Party. In addition, neither Party shall be liable for disclosure of Confidential Information if made in response to a valid order of a court or authorized agency of government, provided that notice is promptly given to the Party whose Confidential Information is to be so disclosed so that such Party may seek a protective order and/or engage in other efforts to minimize the required disclosure. The Parties shall cooperate in seeking the protective order and engaging in such other efforts.

E. All materials shared or disclosed during the term of this Agreement, including but not limited to Confidential Information, shall always remain the property of the disclosing Party and shall be returned to the disclosing Party or its representative, along with all reproductions, copies, extracts and compilations, upon demand.

9. Assignment. This contract shall be deemed personal and shall not be assignable without the written consent of AMI.

10. Term and Termination. The term of this Agreement shall be for five (5) years from January 1, 2001, to December 31, 2005, and the term shall be automatically renewed for additional periods of one (1) year each beginning January 1, 2006, unless terminated pursuant to this Section 10.

A. Termination by any Party. AMI may terminate this Agreement, or any Company may terminate its participation hereunder, by giving notice in writing to all Parties of its intention to do so, specifying the termination date which shall be not less than thirty (30) days after delivery or mailing of said notice. In the event one or more Companies shall terminate its participation and the Agreement remains in effect, AMI shall reallocate the percentages set forth in the schedules on an equitable basis as it shall determine in its sole discretion.

B. Events Causing Termination.

(i) Of any Company. Dissolution, cessation of business for any reason whatsoever, insolvency or receivership of any Company shall, at the option of AMI, cause an immediate termination of this Agreement as respects that

Company unless, prior to such event, AMI shall have been notified and shall have consented to the continuance of the operation and effect of this Agreement, which consent may be withheld for any reason and shall be evidenced in writing.

(ii) Of AMI. Dissolution, cessation of business for any reason whatsoever, insolvency or receivership of AMI shall cause an immediate termination of this Agreement.

C. Changes of Law. In the event that (i) any federal, state or local law, regulation or official interpretation of such laws or regulation has or could reasonably have a significant adverse impact on either AMI or a Company in connection with performance of this Agreement, or (ii) performance of any provision of this Agreement should for any reason amount to, cause or be a violation of any statute, regulation, or otherwise be deemed illegal (the “Mandated Changes”), then the affected Party shall have the right to require the other Parties to use best efforts to renegotiate the affected or pertinent terms of this Agreement while still maintaining the purposes, intent and character of the Agreement. If renegotiated, such terms shall become effective no later than thirty (30) days after receipt of written notice of the request for renegotiation. The Parties shall renegotiate the Agreement to the extent necessary to comply with any Mandated Changes. If the Parties fail to reach an agreement satisfactory within thirty (30) days of the request for renegotiation, the Party requesting such renegotiation may terminate this Agreement upon thirty (30) days prior written notice to the other Parties.

D. Obligations Upon Termination. Upon termination of this Agreement, AMI shall cease to make available to each terminating or terminated Company (a “Terminated Company”) all property of AMI; provided, however, that in the event that AMI ceases to make available any property or service of AMI to the Terminated Company (including without limitation, any software or information management systems) that would materially disrupt the orderly operation of the Terminated Company, AMI shall continue to make available to the Terminated Company such property and shall consult with the Terminated Company for a reasonable time period, not to exceed one hundred eighty (180) days, after the termination of this Agreement to assist in the orderly transition of control over the day-to-day operation of the Terminated Company. The Terminated Company shall, upon the request of AMI, execute confidentiality and license agreements, in form and substance satisfactory to AMI in its sole discretion, with respect to any software, information management systems, proprietary underwriting standards and methods, and any other Confidential information of AMI that AMI makes available to the Terminated Company for any period of time following the termination of this Agreement. AMI shall have the right to charge a reasonable fee for such use of its property by the Terminated Company and for its assistance to the Terminated Company, as provided herein. All costs associated with such transition of control to the Terminated Company shall be the responsibility of such Terminated Company. AMI shall be entitled to receive payment of all amounts unpaid but earned up to date of termination, which payments shall be due within thirty (30) days after AMI finally ceases to make available to the Terminated Company its property and services. All obligations of AMI and the Terminated Company which expressly or by their nature survive termination of this

Agreement shall continue in full force and effect subsequent to and notwithstanding termination of this Agreement, until they are satisfied in full or, by their nature, expire.

11. Miscellaneous.

A. Corporate Authority.

(i) Of the Companies. Each Company represents and warrants to AMI that it has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and that all necessary approvals and consents have been obtained in connection with the execution and performance of this Agreement. Each Company further represents and warrants that the execution and delivery of this Agreement by the Company has been approved by all necessary corporate action.

(ii) Of AMI. AMI represents and warrants to each Company that it has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and that all necessary approvals and consents have been obtained in connection with the execution and performance of this Agreement. AMI further represents and warrants that the execution and delivery of this Agreement by AMI has been approved by all necessary corporate action.

B. Relationship to Parties. The relationship of AMI by and between each Company arising from Agreement shall be that of an independent contractor and not that of a partner, joint venturer, servant or agent. AMI and each Company acknowledge that neither it nor its respective shareholders, officers, directors, employees or agents shall have any authority to bind the other to any contractual obligation whatsoever, except as expressly permitted herein.

C. Capital. Nothing in this Agreement shall be construed to create any obligation of any Party to the other to provide the other with capital necessary to the conduct of its business.

D. Cooperation. Each Party shall perform such acts, execute and deliver such instruments, assignments and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated hereby or otherwise carry out the purposes of this Agreement. Each Company shall cooperate, and shall cause each of its directors, officers, employees, agents and other representatives to cooperate fully with AMI in the performance of any and all of its duties and obligations arising under this Agreement. Further, each Company shall use its reasonable efforts to prevent its respective directors, officers, employees, agents, Producers and other representatives from interfering with, or otherwise obstructing the performance by AMI of such duties and obligations.

The Parties agree that they shall at all times during the term of this Agreement freely and fully exchange information regarding all matters directly or indirectly related to AMI, the Companies and this Agreement, consistent with all provisions of this Agreement.

E. Rights of Third Parties. This contract shall be binding upon and inure to the benefit of the Parties hereto. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any person or entity other than the Parties any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

F. Written Agreement to Govern. This Agreement sets forth the entire understanding and supersedes all prior oral or written agreements between the Parties relating to the subject matter contained herein, and merges all prior and contemporaneous discussions between them.

G. Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All accounting terms not specifically defined herein shall be construed in accordance with customary insurance accounting practices consistently applied, and all financial data pursuant to the Agreement shall be prepared in accordance with such practices.

H. Severability. The Parties expressly agree that it is not the intention of any Party hereto to violate any public policy, statutory or common law rules, regulations, treaties or decisions of any government or agency thereof. If any provision, clause, word or phrase of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, unless such action is a Mandated Change, such articles, sections, sentences, words, clauses or combinations thereof shall be inoperative in the jurisdiction where such interpretation is made, and the remainder of this Agreement shall remain binding upon the Parties.

I. Modification; Additional Parties. This Agreement may only be modified, amended or supplemented by a writing executed by AMI and each Company directly affected by, receiving benefits under or assuming liability pursuant to any such modification, amendment or supplement; provided, however, that any additional party may become a party to this Agreement, at the sole discretion of AMI, upon the execution of an addendum to this Agreement pursuant to which such party shall agree to be legally bound by the terms and conditions of this Agreement (an “Addendum”), and in such case, the effective date of this Agreement, for the purposes of any additional party’s benefits and obligations pursuant to this Agreement shall be the effective date stated in (the applicable Addendum.

J. Waiver. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time to require performance of any provisions hereof shall in no manner, affect the right at a later date to enforce the same. No waiver by any Party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

K. Schedules. Each of the schedules referenced and attached to this Agreement are incorporated herein and made a part hereof by reference with the same effect as if fully set forth herein. For identification, the schedules attached hereto are identified as Schedules A and A-l through A-7, both inclusive. Additional schedules may be added after the Effective Date and all such additional schedules shall be deemed a part of this Agreement.

L. Governing Law. The Parties agree that the validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Alabama, without regard to its conflict of laws rules.

M. Forum Selection. Except for any matter required to be submitted to arbitration hereunder, any action brought by either Party against the other arising out of or in any way related to any of the terms or provisions of this Agreement, whether such action is in law or in equity, shall be brought in a state or federal court of competent jurisdiction in the State of Alabama. Each Party waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Party and service so made shall be deemed to be completed upon actual receipt thereof. Each Party waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

N. Injunctive Relief. Notwithstanding anything to the contrary contained in this Agreement, each Party shall have the right in a proper case to obtain temporary restraining order and temporary or preliminary injunctive relief from a court of competent jurisdiction. Each Party has the right to seek such temporary restraining order and temporary or preliminary injunctive relief without bond, but upon due notice, and the sole remedy of such Party in the event of the entry of such order or injunction will be the dissolution of such temporary restraining order or temporary or preliminary injunction, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance if any such order or injunction are expressly waived).

Signature Page Follows.

IN WITNESS WHEREOF, the Parties have caused this amended and restated Agreement to be duly executed on this the 25th day of June 2001, effective January 1, 2001.

ATTEST:	ALFA MUTUAL INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA MUTUAL FIRE INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA MUTUAL GENERAL INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA LIFE INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA GENERAL INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA SPECIALTY INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA FINANCIAL CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA BUILDERS, INC.

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA REALTY, INC.

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	SOUTHERN BOULEVARD CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA AGENCY ALABAMA, INC.

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA AGENCY GEORGIA, INC.

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA AGENCY MISSISSIPI, INC.

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA BENEFITS CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ALFA INVESTMENT CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ESB INVESTORS LTD. PARTNERSHIP I

By its General Partner:

ALFA LIFE INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ATTEST:	ESB INVESTORS LTD. PARTNERSHIP II

By its General Partner:

ALFA LIFE INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby
Its Secretary		Its President

ADDENDUM #1

to the

AMENDED AND RESTATED

MANAGEMENT AND OPERATING AGREEMENT

This Addendum #1 (this “Addendum #1”) to that certain Amended and Restated Management and Operating Agreement effective as of January 1, 2001, and made by and between Alfa Mutual Insurance Company (“AMI”), on the one hand, and Alfa Mutual Fire Insurance Company, Alfa Mutual General Insurance Corporation, Alfa Life Insurance Corporation, Alfa Insurance Corporation, Alfa General Insurance Corporation, Alfa Specialty Insurance Corporation, Alfa Financial Corporation, Alfa Corporation, Alfa Builders, Inc., Alfa Realty, Inc., Southern Boulevard Corporation, Alfa Agency Alabama, Inc., Alfa Agency Georgia, Inc., Alfa Agency Mississippi, Inc., Alfa Benefits Corporation, Alfa Investment Corporation, ESB Investors Ltd. Partnership I, and ESB Investors Ltd. Partnership II (each a “Company” and, collectively, the “Companies”), on the other hand (the “M&O Agreement”), is made as of this 9th day of August, 2001, by and between AMI and Virginia Mutual Insurance Company, a mutual insurance company incorporated in the Commonwealth of Virginia (“VA Mutual”).

W I T N E S S E T H:

WHEREAS, AMI and VA Mutual (collectively, the “Parties”) entered into that certain Strategic Affiliation Agreement, dated as of August 9, 2001 (the “Affiliation Agreement”), pursuant to which the Parties will establish a strategic affiliation as of even date herewith;

WHEREAS, in furtherance of the strategic affiliation between the Parties, VA Mutual has agreed to cede to AMI control of its board of directors, management and operations, as set forth in the Affiliation Agreement; and

WHEREAS, as a condition to the Closing, as such term is defined in the Affiliation Agreement, the Parties have agreed to enter into this Addendum #1 with respect to AMI’s management and operation of VA Mutual; and

WHEREAS, pursuant to Section 11(I) of the M&O Agreement, AMI, in its sole discretion, may authorize an additional party to become a party to the M&O Agreement by execution of an addendum to such Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. VA Mutual shall be deemed a Company, and shall have all of the benefits and obligations of a Company, as such term is defined in the M&O Agreement.

2. With respect to only VA Mutual’s participation in the M&O Agreement as a Company, the Effective Date defined in the M&O Agreement shall instead be the date of this Addendum #1.

IN WITNESS WHEREOF, the Parties have caused this Addendum #1 to be duly executed on this 9th day of August, 2001.

ALFA MUTUAL INSURANCE COMPANY

By:	/s/ C. Lee EIlis
Name:	C. Lee EIlis
Its:	Ex. V. P., Operations

The Company:

VIRGINA MUTUAL INSURANCE COMPANY

By:	/s/ Ernest E. Mc Ginley
Name:	Ernest E. Mc Ginley
Its:	President

ADDENDUM #2

to the

AMENDED AND RESTATED

MANAGEMENT AND OPERATING AGREEMENT

(Effective as of January 1,2005)

This Addendum #2 (this “Addendum”) to that certain Amended and Restated Management and Operating Agreement effective as of January 1, 2001, and made by, among and between, on the one hand, Alfa Mutual Insurance Company (“AMI”), and, on the other hand, Alfa Mutual Fire Insurance Company, Alfa Mutual General Insurance Corporation, Alfa Life Insurance Corporation, Alfa Insurance Corporation, Alfa General Insurance Corporation, Alfa Specialty Insurance Corporation, Alfa Financial Corporation, Alfa Corporation, Alfa Builders, Inc., Alfa Realty, Inc., Southern Boulevard Corporation (“Southern”), Alfa Agency Alabama, Inc., Alfa Agency Georgia, Inc., Alfa Agency Mississippi, Inc., Alfa Benefits Corporation, Alfa Investment Corporation (“Alfa Investment”), ESB Investors Ltd. Partnership I, ESB Investors Ltd. Partnership II and Virginia Mutual Insurance Company (the “M&O Agreement”), is made as of this 23rd day of August, 2004, by and between AMI and Alfa Vision Insurance Corporation, an Alabama corporation and wholly owned subsidiary of Alfa Corporation (“AVIC”).

BACKGROUND:

Section 11(I) of the M&O Agreement provides that any additional party may become a party to the M&O Agreement, at the sole discretion of AMI, upon the execution of an addendum to the M&O Agreement pursuant to which such party shall agree to be legally bound by the terms and conditions of the M&O Agreement.

Section 10(B)(i) of the M&O Agreement provides that the dissolution of any Company shall, at the option of AMI, cause an immediate termination of the M&O Agreement with respect to such Company.

AMI desires to amend the M&O Agreement to (1) add AVIC as a party on the terms stated herein; (2) reflect the name change of Southern to “Alfa Properties, Inc.”; and (3) exercise its option to immediately terminate the M&O Agreement with respect to Alfa Investment to reflect Alfa Investment’s dissolution.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have those meanings ascribed to them in the M&O Agreement.

2. The M&O Agreement is hereby amended to add AVIC as a party.

3. AVIC hereby agrees to be legally bound by the terms and conditions of the M&O Agreement.

4. The effective date of the M&O Agreement for the purposes of AVIC’s benefits and obligations pursuant to the M&O Agreement shall be January 1, 2005.

5. The M&O Agreement is hereby amended to reflect the name change of Southern to “Alfa Properties, Inc.”

6. The M&O Agreement with respect to Alfa Investment is terminated effective as of the date hereof.

7. Except to the extent amended by this Addendum, the M&O Agreement shall remain in full force and effect.

8. This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the day and year first above written.

ALFA MUTUAL INSURANCE COMPANY

By:	/s/ C. Lee Ellis
Name:	C. Lee Ellis
Title:	Exec. Vice President, Operations

ALFA VISION INSURANCE CORPORATION

By:	/s/ C. Lee Ellis
Name:	C. Lee Ellis
Title:	Exec. Vice President, Operations

Ex 10(a)

ADDENDUM #3

to the

AMENDED AND RESTATED

MANAGEMENT AND OPERATING AGREEMENT

(Effective as of January 1, 2005)

This is Addendum #3 (the “Third Addendum”) to the Amended and Restated Management and Operating Agreement bearing an effective date of January 1, 2001, and amended by Addendum #2, effective January 1, 2005, (the “M&O Agreement”), by and between Alfa Mutual Insurance Company (“AMI”) and The Vision Insurance Group, LLC (the “Vision MGA”), a Tennessee limited liability company and wholly owned subsidiary of Alfa Corporation.

BACKGROUND:

Section 11(1) of the M&O Agreement provides that any additional party may become a party to the M&O Agreement, at the sole discretion of AMI, upon the execution of an addendum to the M&O Agreement pursuant to which such party shall agree to be legally bound by the terms and conditions of the M&O Agreement.

AMI desires to amend the M&O Agreement to add the Vision MGA as a party on the terms stated herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have those meanings ascribed to them in the M&O Agreement.

2.	The M&O Agreement is hereby amended to add the Vision MGA.

3.	The Vision MGA hereby agrees to be legally bound by the terms and conditions of the M&O Agreement.

4.	The effective date of this Addendum #3 to the M&O Agreement for the purposes of the Vision MGA’S benefits and obligations hereunder shall be January 1, 2005.

5.	Except to the extent amended by this Addendum, the M&O Agreement shall remain in full force and effect.

6.	This addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the day and year first above written.

ALFA MUTUAL INSURANCE COMPANY

By:	/s/ C. Lee Ellis
Name:	C. Lee Ellis
Title:	Executive Vice President, Operations

THE VISION INSURANCE GROUP, LLC

By:	/s/ John C. Russell
Name:	John C. Russell
Title:	Chief Manager